Exhibit 99.1

E V E R C O R E

EVERCORE REPORTS THIRD QUARTER 2015 RESULTS;

QUARTERLY DIVIDEND RAISED TO $0.31 PER SHARE

Highlights

•	Third Quarter Financial Summary

•	Record third quarter U.S. GAAP Net Revenues of $309 million, up 36% compared to Q3 2014

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $7 million, down 70% compared to Q3 2014, or $0.16 per share, down 72% compared to Q3 2014

•	Record third quarter Adjusted Pro Forma Net Revenues of $306 million, up 36% compared to Q3 2014

•	Record third quarter Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $43 million, up 30% compared to Q3 2014, or $0.81 per share, up 14% compared to Q3 2014

•	Year-to-Date Financial Summary

•	Record U.S. GAAP Net Revenues of $815 million, up 37% compared to the same period in 2014

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $22 million, down 62% compared to the same period in 2014, or $0.52 per share, down 63% compared to the same period in 2014

•	Record Adjusted Pro Forma Net Revenues of $812 million, up 37% compared to the same period in 2014

•	Record Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $107 million, up 36% compared to the same period in 2014, or $2.01 per share, up 20% compared to the same period in 2014

•	Investment Banking

•	Advising clients on significant transactions globally:

•	The largest technology transaction of all time: EMC on its $67 billion sale to Dell and its owners, Michael S. Dell, MSD Capital and Silver Lake Partners, announced in October 2015

•	Shire, on a potential combination with Baxalta, in a transaction worth in excess of $30 billion

•	One of the largest and most high-profile infrastructure projects planned in the UK: The Bazalgette Consortium of infrastructure investors on its successful bid to finance, deliver, and own the £4.2 billion Thames Tideway Tunnel

•	Centene Corporation on its $6.8 billion acquisition of Health Net, Inc

•	E. I. du Pont de Nemours and Company on the $6.7 billion spin-off of Chemours

•	Amlin plc on its £3.5 billion sale to Mitsui Sumitomo Insurance Company

•	Evercore ISI, ranked #3 in the Institutional Investor All-America Equity Research team rankings, the first time an independent firm has ranked in the top three since DLJ was ranked #2 in 1995

•	Investment Management

•	Assets Under Management in consolidated businesses were $13.3 billion

•	Returned $188.5 million of capital to shareholders for the first nine months through dividends and repurchases, including repurchases of 3.0 million shares/units. Increased the quarterly dividend to $0.31 per share, the eighth sequential year of growth

NEW YORK, November 2, 2015 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $309.0 million for the quarter ended September 30, 2015, compared to $227.2 million for the quarter ended September 30, 2014. U.S. GAAP Net Revenues were $815.0 million for the nine months ended September 30, 2015, compared to $594.0 million for the nine months ended September 30, 2014. U.S. GAAP Net Income Attributable to Evercore Partners Inc. for the third quarter was $7.2 million, or $0.16 per share, compared to $24.3 million, or $0.58 per share, a year ago. U.S. GAAP Net Income Attributable to Evercore Partners Inc. for the nine months ended September 30, 2015 was $22.3 million, or $0.52 per share, compared to $59.1 million, or $1.41 per share, for the same period last year.

Adjusted Pro Forma Net Revenues were $305.6 million for the quarter ended September 30, 2015, an increase of 36% compared to $224.8 million for the quarter ended September 30, 2014. Adjusted Pro Forma Net Revenues were $812.3 million for the nine months ended September 30, 2015, an increase of 37% compared to $591.0 million for the nine months ended September 30, 2014. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $42.9 million for the third quarter, up 30% compared to $32.9 million a year ago. Adjusted Pro Forma earnings per share was $0.81 for the quarter, up 14% in comparison to the prior year period. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $106.6 million for the nine months ended September 30, 2015, up 36% compared to $78.4 million for the same period last year. Adjusted Pro Forma earnings per share was $2.01 for the nine months ended September 30, 2015, up 20% in comparison to the prior year period.

The U.S. GAAP trailing twelve-month compensation ratio of 63.8% compares to 60.5% for the same period in 2014. The U.S. GAAP compensation ratio for the three months ended September 30, 2015 was 63.9%, compared to 60.1% for the quarter ended September 30, 2014. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 57.6%, compared to 59.3% for the same period in 2014. The Adjusted Pro Forma compensation ratio for the current quarter was 57.4%, compared to 60.5% for the quarter ended September 30, 2014.

Results for the three and nine months ended September 30, 2015 and the three months ended June 30, 2015 include the combined operations of Evercore ISI.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Our third quarter results demonstrate our ability to sustain the growth of our business in volatile markets, as revenues, net income and earnings per share each represent record performance. Our advisory business performed strongly in both the U.S. and Europe, and our equities business did extremely well, reporting $60.0 million of net revenues and an operating margin of 20.0%, despite a soft quarter for ECM activity. Importantly, Evercore ISI was ranked #3 in the Institutional Investor All-America Equity Research team rankings, validating our success integrating ISI to better serve our investor and advisory clients,” said Ralph Schlosstein, President and Chief Executive Officer. “As always, we remain focused on balancing growth with return for our shareholders, delivering operating margins of 24.0% for the quarter. Our quarterly dividend was increased to $0.31 per share in the quarter, our eighth consecutive year of growth. Despite a record year of new hires, we have fully offset the dilution of bonus and new hire equity grants for 2015 and begun to offset the dilution resulting from the acquisition of ISI, as we have repurchased three million shares and units year to date. We remain optimistic about the market environment and our teams are working hard to finish the year strongly and to lay the foundation for a strong 2016.”

“Our Advisory business delivered the best third quarter and nine month results in our history. The tone and breadth of our business remains good, as we are advising on several of the most significant recently announced transactions in the U.S. and Europe and are beginning to see restructuring opportunities in select sectors, notably energy and other commodities sensitive industries,” said Roger Altman, Executive Chairman.

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	% Change
	(dollars in thousands)
Net Revenues	$308,951	$268,096	$227,161	15%	36%	$815,030	$593,970	37%
Operating Income	$11,898	$31,111	$39,346	(62%)	(70%)	$54,007	$103,095	(48%)
Net Income Attributable to Evercore Partners Inc.	$7,197	$10,764	$24,309	(33%)	(70%)	$22,261	$59,142	(62%)
Diluted Earnings Per Share	$0.16	$0.26	$0.58	(38%)	(72%)	$0.52	$1.41	(63%)
Compensation Ratio	63.9%	64.6%	60.1%			65.5%	60.2%
Operating Margin	3.9%	11.6%	17.3%			6.6%	17.4%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	% Change
	(dollars in thousands)
Net Revenues	$305,633	$268,500	$224,757	14%	36%	$812,292	$590,997	37%
Operating Income	$73,454	$58,756	$51,448	25%	43%	$182,683	$129,265	41%
Net Income Attributable to Evercore Partners Inc.	$42,934	$33,931	$32,930	27%	30%	$106,590	$78,379	36%
Diluted Earnings Per Share	$0.81	$0.65	$0.71	25%	14%	$2.01	$1.67	20%
Compensation Ratio	57.4%	57.4%	60.5%			57.4%	59.4%
Operating Margin	24.0%	21.9%	22.9%			22.5%	21.9%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$285,561	$246,550	$202,178	16%	41%	$749,749	$522,933	43%
Other Revenue, net	357	(2,173)	850	NM	(58%)	(2,874)	(731)	(293%)

Net Revenues	285,918	244,377	203,028	17%	41%	746,875	522,202	43%

Expenses:
Employee Compensation and Benefits	184,372	159,677	122,064	15%	51%	492,689	315,443	56%
Non-compensation Costs	66,324	57,535	39,581	15%	68%	176,528	107,936	64%
Special Charges	—	(139)	3,732	NM	NM	2,151	3,732	(42%)

Total Expenses	250,696	217,073	165,377	15%	52%	671,368	427,111	57%

Operating Income	$35,222	$27,304	$37,651	29%	(6%)	$75,507	$95,091	(21%)

Compensation Ratio	64.5%	65.3%	60.1%			66.0%	60.4%
Operating Margin	12.3%	11.2%	18.5%			10.1%	18.2%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$278,436	$243,007	$196,535	15%	42%	$735,415	$510,789	44%
Other Revenue, net	1,809	(380)	1,984	NM	(9%)	2,121	2,693	(21%)

Net Revenues	280,245	242,627	198,519	16%	41%	737,536	513,482	44%

Expenses:
Employee Compensation and Benefits	162,392	140,532	121,472	16%	34%	425,029	309,072	38%
Non-compensation Costs	51,576	49,393	29,482	4%	75%	146,599	89,161	64%

Total Expenses	213,968	189,925	150,954	13%	42%	571,628	398,233	44%

Operating Income	$66,277	$52,702	$47,565	26%	39%	$165,908	$115,249	44%

Compensation Ratio	57.9%	57.9%	61.2%			57.6%	60.2%
Operating Margin	23.6%	21.7%	24.0%			22.5%	22.4%

For the third quarter, Evercore’s Investment Banking segment reported Net Revenues of $280.2 million, which represents an increase of 41% year-over-year. Operating Income of $66.3 million increased 39% from the third quarter of last year. Operating Margins were 23.6% in comparison to 24.0% for the third quarter of last year. For the nine months ended September 30, 2015, Investment Banking reported Net Revenues of $737.5 million, an increase of 44% from last year. Year-to-date Operating Income of $165.9 million compared to $115.2 million last year, an increase of 44%. Year-to-date Operating Margins were 22.5% compared to 22.4% last year.

Revenues

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	% Change
	(dollars in thousands)
Advisory Fees	$215,657	$168,745	$185,220	28%	16%	$539,538	$470,409	15%
Commissions and Related Fees	58,264	53,031	5,874	10%	892%	164,363	21,643	659%
Underwriting Fees	4,515	21,231	5,441	(79%)	(17%)	31,514	18,737	68%

Total Investment Banking Revenue	$278,436	$243,007	$196,535	15%	42%	$735,415	$510,789	44%

During the quarter, Investment Banking earned advisory fees from 168 clients (vs. 162 in Q3 2014) and fees in excess of $1 million from 35 transactions (vs. 50 in Q3 2014). For the first nine months of the year, Investment Banking earned advisory fees from 354 clients (vs. 310 last year) and fees in excess of $1 million from 112 transactions (vs. 117 last year).

During the third quarter of 2015, Commissions and Related Fees of $58.3 million increased 892% from last year, reflecting the acquisition of ISI. Underwriting Fees of $4.5 million for the three months ended September 30, 2015 decreased 17% versus the prior year. During the nine months ended September 30, 2015 Commissions and Related Fees of $164.4 million increased 659% from last year, reflecting the acquisition of ISI. Underwriting Fees of $31.5 million for the nine months ended September 30, 2015 increased 68% versus the prior year.

Evercore ISI, our U.S. equities business, reported Net Revenues of $177.5 million, including allocated underwriting revenues of $14.6 million for the nine months ended September 30, 2015. Operating margins as contemplated for the performance targets of the Class G and H LP Interests, giving effect to just Commissions and Related Fees, for the nine months ended September 30, 2015 were consistent with those assumed at the time of the closing of the transactions.

Expenses

Compensation costs were $162.4 million for the third quarter, an increase of 34% year-over-year. The trailing twelve-month compensation ratio was 57.9%, down from 60.5% a year ago, despite hiring a record number of Senior Managing Directors. Evercore’s Investment Banking compensation ratio was 57.9% for the third quarter, down versus the compensation ratio reported for the three months ended September 30, 2014 of 61.2%. Year to-date compensation costs were $425.0 million, an increase of 38% from the prior year.

Non-compensation costs for the current quarter were $51.6 million, up 75% from the same period last year. The increase in costs versus the same period in the prior year reflects the addition of personnel within most parts of the business, including the acquisition of ISI, increased new business costs associated with higher levels of global transaction activity and higher professional fees. The ratio of non-compensation costs to net revenue for the current quarter was 18.4%, compared to 14.9% in the same quarter last year. Year-to-date non-compensation costs were $146.6 million, up 64% from the prior year. The ratio of non-compensation costs to revenue for the nine months ended September 30, 2015 was 19.9%, compared to 17.4% last year, driven primarily by the higher non-compensation costs in the Evercore ISI equities business.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$23,812	$24,505	$24,777	(3%)	(4%)	$70,398	$73,493	(4%)
Other Revenue, net	(779)	(786)	(644)	1%	(21%)	(2,243)	(1,725)	(30%)

Net Revenues	23,033	23,719	24,133	(3%)	(5%)	68,155	71,768	(5%)

Expenses:
Employee Compensation and Benefits	13,003	13,467	14,497	(3%)	(10%)	40,956	41,856	(2%)
Non-compensation Costs	5,354	6,445	7,941	(17%)	(33%)	17,351	21,908	(21%)
Special Charges	28,000	—	—	NM	NM	31,348	—	NM

Total Expenses	46,357	19,912	22,438	133%	107%	89,655	63,764	41%

Operating Income (Loss)	$(23,324)	$3,807	$1,695	NM	NM	$(21,500)	$8,004	NM

Compensation Ratio	56.5%	56.8%	60.1%			60.1%	58.3%
Operating Margin	(101.3%)	16.1%	7.0%			(31.5%)	11.2%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$25,205	$25,700	$25,926	(2%)	(3%)	$74,125	$76,400	(3%)
Other Revenue, net	183	173	312	6%	(41%)	631	1,115	(43%)

Net Revenues	25,388	25,873	26,238	(2%)	(3%)	74,756	77,515	(4%)

Expenses:
Employee Compensation and Benefits	13,003	13,467	14,497	(3%)	(10%)	40,956	41,856	(2%)
Non-compensation Costs	5,208	6,352	7,858	(18%)	(34%)	17,025	21,643	(21%)

Total Expenses	18,211	19,819	22,355	(8%)	(19%)	57,981	63,499	(9%)

Operating Income	$7,177	$6,054	$3,883	19%	85%	$16,775	$14,016	20%

Compensation Ratio	51.2%	52.1%	55.3%			54.8%	54.0%
Operating Margin	28.3%	23.4%	14.8%			22.4%	18.1%
Assets Under Management (in millions) (1)	$13,329	$14,077	$14,482	(5%)	(8%)	$13,329	$14,482	(8%)

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the third quarter, Investment Management reported Net Revenues and Operating Income of $25.4 million and $7.2 million, respectively. Investment Management reported a third quarter Operating Margin of 28.3%. For the nine months ended September 30, 2015, Investment Management reported Net Revenues and Operating Income of $74.8 million and $16.8 million, respectively. The year-to-date Operating Margin was 22.4%, compared to 18.1% last year.

As of September 30, 2015, Investment Management reported $13.3 billion of AUM, a decrease of 5% from June 30, 2015.

Revenues

Investment Management Revenue

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$8,650	$8,733	$7,906	(1%)	9%	$25,828	$22,592	14%
Institutional Asset Management (1)	11,088	11,721	11,777	(5%)	(6%)	33,897	34,403	(1%)
Private Equity	1,391	1,414	2,055	(2%)	(32%)	4,213	6,104	(31%)

Total Investment Advisory and Management Fees	21,129	21,868	21,738	(3%)	(3%)	63,938	63,099	1%

Realized and Unrealized Gains
Institutional Asset Management	686	822	1,367	(17%)	(50%)	3,132	4,742	(34%)
Private Equity	1,933	1,815	1,671	7%	16%	3,259	5,633	(42%)

Total Realized and Unrealized Gains	2,619	2,637	3,038	(1%)	(14%)	6,391	10,375	(38%)

Equity in Earnings of Affiliates (2)	1,457	1,195	1,150	22%	27%	3,796	2,926	30%

Investment Management Revenues	$25,205	$25,700	$25,926	(2%)	(3%)	$74,125	$76,400	(3%)

(1)	Management fees from Institutional Asset Management were $11.2 million, $11.7 million and $11.8 million for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively, and $34.0 million and $34.4 million for the nine months ended September 30, 2015 and 2014, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5 | Evercore – Wealth Management and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $21.1 million for the quarter ended September 30, 2015 decreased 3% compared to the same period a year ago, driven primarily by lower fees in Private Equity and Institutional Asset Management, partially offset by higher fees in Wealth Management.

Realized and Unrealized Gains of $2.6 million in the quarter decreased relative to the prior year, with the change relative to the prior period driven principally by lower Institutional Asset Management gains.

Equity in Earnings of Affiliates of $1.5 million in the quarter increased relative to the prior year principally as a result of higher income earned in the third quarter of 2015 by ABS and G5 | Evercore.

Expenses

Investment Management’s third quarter expenses were $18.2 million, down 19% compared to the third quarter of 2014. Year-to-date Investment Management expenses were $58.0 million, down 9% from a year ago.

Other U.S. GAAP Adjustments

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and nine months ended September 30, 2015 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company’s acquisitions, Special Charges, certain other business acquisition-related charges and professional fees.

Acquisition-related compensation charges for 2015 include expenses associated with performance-based awards granted in conjunction with the Company’s acquisition of ISI. The amount of expense is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2015 and in future periods. Special Charges for 2015 include a pre-tax charge for the impairment of goodwill in the Institutional Asset Management reporting unit in the third quarter of $28 million ($9.6 million after adjusting for taxes and non-controlling interests), separation benefits and costs associated with the termination of certain contracts within Evercore ISI, and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Acquisition-related charges for 2015 include professional fees incurred related to the acquisition of all of the outstanding equity interests of the operating businesses of ISI, as well as costs related to transitioning ISI’s infrastructure and adjustments to liabilities for contingent consideration issued to the sellers of certain of the Company’s acquisitions.

In addition, for Adjusted Pro Forma purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore’s Adjusted Pro Forma Diluted Shares Outstanding for the three and nine months ended September 30, 2015 were higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of certain acquisition-related shares, LP Units/Interests and unvested restricted stock units granted to Lexicon and ISI employees.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2014 and the three months ended June 30, 2015, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain operating subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these operating businesses range from 62% to 72%. For the periods ended September 30, 2015, June 30, 2015 and September 30, 2014 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Segment	(dollars in thousands)
Investment Banking (1)	$248	$388	$(2,669)	$335	$(4,200)
Investment Management (1)	1,360	823	342	2,799	3,067

Total	$1,608	$1,211	$(2,327)	$3,134	$(1,133)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to the allocation of income to noncontrolling interests held at Evercore LP and intangible amortization expense for certain acquisitions, which we exclude from the Adjusted Pro Forma results. See pages A-2 through A-3 for further information.

Income Taxes

For the three and nine months ended September 30, 2015, Evercore’s Adjusted Pro Forma effective tax rate was 37.3%, compared to 38.0% and 37.2%, respectively, for the three and nine months ended September 30, 2014. Changes in the effective tax rate are principally driven by the level of earnings in businesses with minority owners and earnings generated outside of the U.S.

For the three and nine months ended September 30, 2015, Evercore’s U.S. GAAP effective tax rate was approximately 57.6% and 52.3%, respectively, compared to 37.7% and 35.9%,

respectively, for the three and nine months ended September 30, 2014. The effective tax rate for U.S. GAAP purposes for 2015 reflects significant adjustments relating to the tax treatment of compensation associated with Evercore LP Units/Interests, state, local and foreign taxes, and other adjustments.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $320.5 million at September 30, 2015. Current assets exceed current liabilities by $318.0 million at September 30, 2015. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $129.4 million at September 30, 2015.

Capital Transactions

On October 26, 2015, the Board of Directors of Evercore declared a quarterly dividend of $0.31 per share to be paid on December 11, 2015 to common stockholders of record on November 27, 2015.

During the three months ended September 30, 2015 the Company repurchased approximately 527,000 shares at an average cost per share of $53.21, and a total of 3,002,000 shares/units in the nine months ended September 30, 2015 at an average price of $50.87.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Monday, November 2, 2015, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 58286821. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 58286821. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from 28 offices in North America, Europe, South America and Asia. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:      Robert B. Walsh

                                     Chief Financial Officer, Evercore

                                     +1.212.857.3100

Media Contact:         Dana Gorman

                                     The Abernathy MacGregor Group, for Evercore

                                     +1.212.371.5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Investment Banking Revenue	$285,561	$202,178	$749,749	$522,933
Investment Management Revenue	23,812	24,777	70,398	73,493
Other Revenue	4,097	4,170	8,656	8,861

Total Revenues	313,470	231,125	828,803	605,287
Interest Expense (1)	4,519	3,964	13,773	11,317

Net Revenues	308,951	227,161	815,030	593,970

Expenses
Employee Compensation and Benefits	197,375	136,561	533,645	357,299
Occupancy and Equipment Rental	11,717	9,999	35,631	29,621
Professional Fees	13,410	10,862	36,007	31,361
Travel and Related Expenses	12,567	9,576	39,137	27,058
Communications and Information Services	9,295	3,974	27,595	11,269
Depreciation and Amortization	8,398	3,508	21,112	10,866
Special Charges	28,000	3,732	33,499	3,732
Acquisition and Transition Costs	538	4,122	1,939	5,238
Other Operating Expenses	15,753	5,481	32,458	14,431

Total Expenses	297,053	187,815	761,023	490,875

Income Before Income from Equity Method Investments and Income Taxes	11,898	39,346	54,007	103,095
Income from Equity Method Investments	929	1,102	4,034	3,381

Income Before Income Taxes	12,827	40,448	58,041	106,476
Provision for Income Taxes	7,392	15,264	30,327	38,214

Net Income	5,435	25,184	27,714	68,262
Net Income (Loss) Attributable to Noncontrolling Interest	(1,762)	875	5,453	9,120

Net Income Attributable to Evercore Partners Inc.	$7,197	$24,309	$22,261	$59,142

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$7,197	$24,309	$22,261	$59,142

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	36,773	36,527	36,649	35,655
Diluted	44,334	41,873	43,100	41,819

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.20	$0.67	$0.61	$1.66
Diluted	$0.16	$0.58	$0.52	$1.41

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. The amount of expense for the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2015 and in future periods. The Adjusted Pro Forma results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from Adjusted Pro Forma results, and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted Pro Forma results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions.

c.	GP Investments. Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

d.	Acquisition and Transition Costs. Primarily professional fees for legal and other services incurred related to the acquisition of all of the outstanding equity interests of the operating businesses of ISI, as well as costs related to transitioning ISI’s infrastructure.

e.	Fair Value of Contingent Consideration. The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from Adjusted Pro Forma results.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Professional Fees. The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.

5.	Special Charges. Expenses during 2015 primarily related to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit, separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Expenses during 2014 primarily related to employee severance arrangements and facilities-related write-offs in the Institutional Equities business.

6.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

7.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

8.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net Revenues - U.S. GAAP	$308,951	$268,096	$227,161	$815,030	$593,970
Client Related Expenses (1)	(6,661)	(4,346)	(5,596)	(14,641)	(12,618)
Income from Equity Method Investments (2)	929	1,998	1,102	4,034	3,381
Interest Expense on Debt (3)	2,414	2,752	2,090	7,763	6,264
Other Purchase Accounting-related Amortization (8a)	—	—	—	106	—

Net Revenues - Adjusted Pro Forma	$305,633	$268,500	$224,757	$812,292	$590,997

Compensation Expense - U.S. GAAP	$197,375	$173,144	$136,561	$533,645	$357,299
Amortization of LP Units / Interests and Certain Other Awards (5)	(21,980)	(18,193)	—	(66,123)	—
Other Acquisition Related Compensation Charges (6)	—	(952)	(592)	(1,537)	(6,371)

Compensation Expense - Adjusted Pro Forma	$175,395	$153,999	$135,969	$465,985	$350,928

Operating Income - U.S. GAAP	$11,898	$31,111	$39,346	$54,007	$103,095
Income from Equity Method Investments (2)	929	1,998	1,102	4,034	3,381

Pre-Tax Income - U.S. GAAP	12,827	33,109	40,448	58,041	106,476
Amortization of LP Units / Interests and Certain Other Awards (5)	21,980	18,193	—	66,123	—
Other Acquisition Related Compensation Charges (6)	—	952	592	1,537	6,371
Special Charges (7)	28,000	(139)	3,732	33,499	3,732
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	4,898	2,972	464	10,984	628
Acquisition and Transition Costs (8b)	538	917	4,122	1,939	4,122
Professional Fees (8c)	—	—	—	—	1,672
Fair Value of Contingent Consideration (8d)	2,797	—	—	2,797	—

Pre-Tax Income - Adjusted Pro Forma	71,040	56,004	49,358	174,920	123,001
Interest Expense on Debt (3)	2,414	2,752	2,090	7,763	6,264

Operating Income - Adjusted Pro Forma	$73,454	$58,756	$51,448	$182,683	$129,265

Provision for Income Taxes - U.S. GAAP	$7,392	$16,723	$15,264	$30,327	$38,214
Income Taxes (9)	19,106	4,139	3,491	34,869	7,541

Provision for Income Taxes - Adjusted Pro Forma	$26,498	$20,862	$18,755	$65,196	$45,755

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$7,197	$10,764	$24,309	22,261	59,142
Amortization of LP Units / Interests and Certain Other Awards (5)	21,980	18,193	—	66,123	—
Other Acquisition Related Compensation Charges (6)	—	952	592	1,537	6,371
Special Charges (7)	28,000	(139)	3,732	33,499	3,732
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	4,898	2,972	464	10,984	628
Acquisition and Transition Costs (8b)	538	917	4,122	1,939	4,122
Professional Fees (8c)	—	—	—	—	1,672
Fair Value of Contingent Consideration (8d)	2,797	—	—	2,797	—
Income Taxes (9)	(19,106)	(4,139)	(3,491)	(34,869)	(7,541)
Noncontrolling Interest (10)	(3,370)	4,411	3,202	2,319	10,253

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$42,934	$33,931	$32,930	$106,590	$78,379

Diluted Shares Outstanding - U.S. GAAP	44,334	42,165	41,873	43,100	41,819
Vested Partnership Units (11a)	4,260	4,413	4,670	4,383	4,823
Unvested Partnership Units / Interests (11a)	4,489	5,786	—	5,466	—
Unvested Restricted Stock Units - Event Based (11a)	12	12	12	12	12
Acquisition Related Share Issuance (11b)	—	96	148	69	266

Diluted Shares Outstanding - Adjusted Pro Forma	53,095	52,472	46,703	53,030	46,920

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.16	$0.26	$0.58	$0.52	$1.41
Diluted Earnings Per Share - Adjusted Pro Forma	$0.81	$0.65	$0.71	$2.01	$1.67

Compensation Ratio - U.S. GAAP	63.9%	64.6%	60.1%	65.5%	60.2%
Compensation Ratio - Adjusted Pro Forma	57.4%	57.4%	60.5%	57.4%	59.4%

Operating Margin - U.S. GAAP	3.9%	11.6%	17.3%	6.6%	17.4%
Operating Margin - Adjusted Pro Forma	24.0%	21.9%	22.9%	22.5%	21.9%

Effective Tax Rate - U.S. GAAP	57.6%	50.5%	37.7%	52.3%	35.9%
Effective Tax Rate - Adjusted Pro Forma	37.3%	37.3%	38.0%	37.3%	37.2%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Net Revenues - U.S. GAAP	$1,136,918	$1,055,128	$812,642
Client Related Expenses (1)	(19,776)	(18,711)	(18,241)
Income from Equity Method Investments (2)	5,833	6,006	9,374
Interest Expense on Debt (3)	9,929	9,605	8,301
General Partnership Investments (4)	—	—	385
Other Purchase Accounting-related Amortization (8a)	317	317	—
Adjustment to Tax Receivable Agreement Liability (9)	—	—	(6,905)

Net Revenues - Adjusted Pro Forma	$1,133,221	$1,052,345	$805,556

Compensation Expense - U.S. GAAP	$725,862	$665,048	$491,379
Amortization of LP Units / Interests and Certain Other Awards (5)	(69,522)	(47,542)	(4,820)
Other Acquisition Related Compensation Charges (6)	(3,105)	(3,697)	(9,069)

Compensation Expense - Adjusted Pro Forma	$653,235	$613,809	$477,490

Compensation Ratio - U.S. GAAP (a)	63.8%	63.0%	60.5%
Compensation Ratio - Adjusted Pro Forma (a)	57.6%	58.3%	59.3%

	Investment Banking
	Twelve Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Net Revenues - U.S. GAAP	$1,044,310	$961,420	$715,141
Client Related Expenses (1)	(19,675)	(18,673)	(18,211)
Income from Equity Method Investments (2)	278	758	2,901
Interest Expense on Debt (3)	6,105	5,787	4,529
Other Purchase Accounting-related Amortization (8a)	317	317	—
Adjustment to Tax Receivable Agreement Liability (9)	—	—	(5,524)

Net Revenues - Adjusted Pro Forma	$1,031,335	$949,609	$698,836

Compensation Expense - U.S. GAAP	$669,895	$607,587	$436,498
Amortization of LP Units / Interests and Certain Other Awards (5)	(69,522)	(47,542)	(4,304)
Other Acquisition Related Compensation Charges (6)	(3,105)	(3,697)	(9,069)

Compensation Expense - Adjusted Pro Forma	$597,268	$556,348	$423,125

Compensation Ratio - U.S. GAAP (a)	64.1%	63.2%	61.0%
Compensation Ratio - Adjusted Pro Forma (a)	57.9%	58.6%	60.5%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$285,561	$(7,125)	(1)(2)	$278,436	$749,749	$(14,334)	(1)(2)	$735,415
Other Revenue, net	357	1,452	(3)	1,809	(2,874)	4,995	(3)(8a)	2,121

Net Revenues	285,918	(5,673)		280,245	746,875	(9,339)		737,536

Expenses:
Employee Compensation and Benefits	184,372	(21,980)	(5)	162,392	492,689	(67,660)	(5)(6)	425,029
Non-compensation Costs	66,324	(14,748)	(8)	51,576	176,528	(29,929)	(8)	146,599
Special Charges	—	—		—	2,151	(2,151)	(7)	—

Total Expenses	250,696	(36,728)		213,968	671,368	(99,740)		571,628

Operating Income (a)	$35,222	$31,055		$66,277	$75,507	$90,401		$165,908

Compensation Ratio (b)	64.5%			57.9%	66.0%			57.6%
Operating Margin (b)	12.3%			23.6%	10.1%			22.5%

	Investment Management Segment
	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$23,812	$1,393	(1)(2)	$25,205	$70,398	$3,727	(1)(2)	$74,125
Other Revenue, net	(779)	962	(3)	183	(2,243)	2,874	(3)	631

Net Revenues	23,033	2,355		25,388	68,155	6,601		74,756

Expenses:
Employee Compensation and Benefits	13,003	—		13,003	40,956	—		40,956
Non-compensation Costs	5,354	(146)	(8)	5,208	17,351	(326)	(8)	17,025
Special Charges	28,000	(28,000)	(7)	—	31,348	(31,348)	(7)	—

Total Expenses	46,357	(28,146)		18,211	89,655	(31,674)		57,981

Operating Income (Loss) (a)	$(23,324)	$30,501		$7,177	$(21,500)	$38,275		$16,775

Compensation Ratio (b)	56.5%			51.2%	60.1%			54.8%
Operating Margin (b)	(101.3%)			28.3%	(31.5%)			22.4%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED JUNE 30, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$246,550	$(3,543)	(1)(2)	$243,007
Other Revenue, net	(2,173)	1,793	(3)	(380)

Net Revenues	244,377	(1,750)		242,627

Expenses:
Employee Compensation and Benefits	159,677	(19,145)	(5)(6)	140,532
Non-compensation Costs	57,535	(8,142)	(8)	49,393
Special Charges	(139)	139	(7)	—

Total Expenses	217,073	(27,148)		189,925

Operating Income (a)	$27,304	$25,398		$52,702

Compensation Ratio (b)	65.3%			57.9%
Operating Margin (b)	11.2%			21.7%

	Investment Management Segment
	Three Months Ended June 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,505	$1,195	(1)(2)	$25,700
Other Revenue, net	(786)	959	(3)	173

Net Revenues	23,719	2,154		25,873

Expenses:
Employee Compensation and Benefits	13,467	—		13,467
Non-compensation Costs	6,445	(93)	(8)	6,352

Total Expenses	19,912	(93)		19,819

Operating Income (a)	$3,807	$2,247		$6,054

Compensation Ratio (b)	56.8%			52.1%
Operating Margin (b)	16.1%			23.4%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$202,178	$(5,643)	(1)(2)	$196,535	$522,933	$(12,144)	(1)(2)	$510,789
Other Revenue, net	850	1,134	(3)	1,984	(731)	3,424	(3)	2,693

Net Revenues	203,028	(4,509)		198,519	522,202	(8,720)		513,482

Expenses:
Employee Compensation and Benefits	122,064	(592)	(6)	121,472	315,443	(6,371)	(6)	309,072
Non-compensation Costs	39,581	(10,099)	(8)	29,482	107,936	(18,775)	(8)	89,161
Special Charges	3,732	(3,732)	(7)	—	3,732	(3,732)	(7)	—

Total Expenses	165,377	(14,423)		150,954	427,111	(28,878)		398,233

Operating Income (a)	$37,651	$9,914		$47,565	$95,091	$20,158		$115,249

Compensation Ratio (b)	60.1%			61.2%	60.4%			60.2%
Operating Margin (b)	18.5%			24.0%	18.2%			22.4%

	Investment Management Segment
	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,777	$1,149	(1)(2)	$25,926	$73,493	$2,907	(1)(2)	$76,400
Other Revenue, net	(644)	956	(3)	312	(1,725)	2,840	(3)	1,115

Net Revenues	24,133	2,105		26,238	71,768	5,747		77,515

Expenses:
Employee Compensation and Benefits	14,497	—		14,497	41,856	—		41,856
Non-compensation Costs	7,941	(83)	(8)	7,858	21,908	(265)	(8)	21,643

Total Expenses	22,438	(83)		22,355	63,764	(265)		63,499

Operating Income (a)	$1,695	$2,188		$3,883	$8,004	$6,012		$14,016

Compensation Ratio (b)	60.1%			55.3%	58.3%			54.0%
Operating Margin (b)	7.0%			14.8%	11.2%			18.1%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

(5)	Expenses incurred from the assumed vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted Pro Forma presentation.

(6)	Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions are excluded from the Adjusted Pro Forma presentation.

(7)	Expenses during 2015 primarily related to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit, separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Expenses during 2014 primarily related to employee severance arrangements and facilities-related write-offs in the Institutional Equities business.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended September 30, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$11,717	$—		$11,717	$10,675	$1,042
Professional Fees	13,410	(1,823)	(1)	11,587	9,939	1,648
Travel and Related Expenses	12,567	(3,631)	(1)	8,936	8,454	482
Communications and Information Services	9,295	(11)	(1)	9,284	8,825	459
Depreciation and Amortization	8,398	(4,898)	(8a)	3,500	2,463	1,037
Acquisition and Transition Costs	538	(538)	(8b)	—	—	—
Other Operating Expenses	15,753	(3,993)	(1)(8d)	11,760	11,220	540

Total Non-compensation Costs	$71,678	$(14,894)		$56,784	$51,576	$5,208

	Three Months Ended June 30, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$11,684	$—		$11,684	$9,881	$1,803
Professional Fees	13,164	(1,884)	(1)	11,280	9,670	1,610
Travel and Related Expenses	13,400	(2,348)	(1)	11,052	10,441	611
Communications and Information Services	9,738	(14)	(1)	9,724	9,042	682
Depreciation and Amortization	6,313	(2,972)	(8a)	3,341	2,391	950
Acquisition and Transition Costs	917	(917)	(8b)	—	—	—
Other Operating Expenses	8,764	(100)	(1)	8,664	7,968	696

Total Non-compensation Costs	$63,980	$(8,235)		$55,745	$49,393	$6,352

	Three Months Ended September 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,999	$—		$9,999	$8,231	$1,768
Professional Fees	10,862	(1,974)	(1)	8,888	5,930	2,958
Travel and Related Expenses	9,576	(2,665)	(1)	6,911	6,269	642
Communications and Information Services	3,974	(3)	(1)	3,971	3,433	538
Depreciation and Amortization	3,508	(464)	(8a)	3,044	1,756	1,288
Acquisition and Transition Costs	4,122	(4,122)	(8b)	—	—	—
Other Operating Expenses	5,481	(954)	(1)	4,527	3,863	664

Total Non-compensation Costs	$47,522	$(10,182)		$37,340	$29,482	$7,858

	Nine Months Ended September 30, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$35,631	$—		$35,631	$31,578	$4,053
Professional Fees	36,007	(4,406)	(1)	31,601	26,767	4,834
Travel and Related Expenses	39,137	(8,819)	(1)	30,318	28,704	1,614
Communications and Information Services	27,595	(35)	(1)	27,560	25,915	1,645
Depreciation and Amortization	21,112	(10,878)	(8a)	10,234	7,295	2,939
Acquisition and Transition Costs	1,939	(1,939)	(8b)	—	—	—
Other Operating Expenses	32,458	(4,178)	(1)(8d)	28,280	26,340	1,940

Total Non-compensation Costs	$193,879	$(30,255)		$163,624	$146,599	$17,025

	Nine Months Ended September 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$29,621	$—		$29,621	$24,579	$5,042
Professional Fees	31,361	(6,001)	(1)(8c)	25,360	18,804	6,556
Travel and Related Expenses	27,058	(7,064)	(1)	19,994	18,141	1,853
Communications and Information Services	11,269	(13)	(1)	11,256	9,798	1,458
Depreciation and Amortization	10,866	(628)	(8a)	10,238	5,679	4,559
Acquisition and Transition Costs	5,238	(4,122)	(8b)	1,116	1,116	—
Other Operating Expenses	14,431	(1,212)	(1)	13,219	11,044	2,175

Total Non-compensation Costs	$129,844	$(19,040)		$110,804	$89,161	$21,643

(8a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(8b)	Primarily professional fees for legal and other services incurred related to the acquisition of all of the outstanding equity interests of the operating businesses of ISI, as well as costs related to transitioning ISI’s infrastructure.

(8c)	The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.

(8d)	The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from Adjusted Pro Forma results.

(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.

(11a)	Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(11b)	Assumes the vesting of all Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.